SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 21, 2002

Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.

(as Depositor of Sequoia Mortgage Trust 10, the Issuer of Mortgage Pass-Through
Certificates under a Pooling and Servicing Agreement dated as of
September 1, 2002)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-90772 (Commission File Number)	35-2170972 (I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160, Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 381-1765

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events
Sequoia Residential Funding, Inc. has previously registered the offer and sale of Mortgage Pass-Through Certificates issued by Sequoia Mortgage Trust 10 (the “Certificates”).
The following exhibit which relates specifically to the Certificates is included with this Current Report:
Item 7(c).	Exhibits

10.1	Monthly Payment Date Statement relating to the distribution to Certificateholders, October 21, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 18, 2002

SEQUOIA RESIDENTIAL FUNDING, INC.

By: /s/ Harold F. Zagunis Harold F. Zagunis Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number		Page Number

10.1	Monthly Payment Date Statement relating to the distribution to Certificateholders, October 21, 2002	5